EXHIBIT 99.1

                           IRONCLAD PERFORMANCE WEAR
                                   CORPORATION

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

Report of Independent Registered Public Accounting Firm                3

Balance Sheet                                                        4 - 5

Statements of Operations                                               6

Statement of Changes in Stockholders' Equity (Deficit)                 7

Statements of Cash Flows                                             8 - 9

Notes to Financial Statements                                       10 - 26

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Ironclad Performance Wear Corporation
Los Angeles, California

We have audited the balance sheet of Ironclad Performance Wear Corporation (the "Company") as of December 31, 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an option on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ironclad Performance Wear Corporation as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.



/s/ Singer Lewak Greenbaum & Goldstein LLP
------------------------------------------
    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 12, 2006

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                                  BALANCE SHEET
                              AT DECEMBER 31, 2005


                                     ASSETS

                                                                    December 31,
                                                                         2005
                                                                      ----------

CURRENT ASSETS
    Cash .......................................................      $   29,573
    Accounts receivable (net of allowance for doubtful
       accounts of $21,000) ....................................       1,410,124
    Inventory ..................................................         984,038
    Prepaid expenses ...........................................         142,139
    Deposits on inventory ......................................         300,277
                                                                      ----------

          TOTAL CURRENT ASSETS .................................       2,866,151
                                                                      ----------

PROPERTY AND EQUIPMENT, NET ....................................          59,342
                                                                      ----------

OTHER ASSETS
    Loan costs .................................................          15,798
    Deposits ...................................................          28,404
    Trademarks, net ............................................          53,610
                                                                      ----------

          TOTAL OTHER ASSETS ...................................          97,812
                                                                      ----------

TOTAL ASSETS ...................................................      $3,023,305
                                                                      ==========


                (See accompanying notes to Financial Statements)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                                  BALANCE SHEET
                              AT DECEMBER 31, 2005


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    December 31,
                                                                         2005
                                                                    ------------

CURRENT LIABILITIES
    Accounts payable and accrued expenses ....................      $ 1,881,537
    Bank lines of credit .....................................          861,612
    Note payable .............................................          500,000
    Current portion of capital lease .........................            2,775

          TOTAL CURRENT LIABILITIES ..........................        3,245,924
                                                                    -----------

CAPITAL LEASE, net of current portion ........................            5,053

TOTAL LIABILITIES ............................................        3,250,977

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, no par value, 40,000,000 shares
      authorized, 14,513,313 shares issued
      and outstanding ........................................        1,685,900
    Common stock, no par value, 60,000,000 shares
      authorized, 21,676,403 shares issued
      and outstanding ........................................          951,338
    Accumulated deficit ......................................       (2,864,910)
                                                                    -----------

       TOTAL STOCKHOLDERS' EQUITY (DEFICIT) ..................         (227,672)
                                                                    -----------

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY (DEFICIT) ...........................      $ 3,023,305
                                                                    ===========

                (See accompanying notes to Financial Statements)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                          YEARS ENDED
                                                           DECEMBER 31,
                                                 ------------------------------
                                                     2005              2004
                                                 ------------      ------------

NET SALES ..................................     $  7,199,023      $  6,171,299

COST OF SALES ..............................        4,043,739         3,161,399
                                                 ------------      ------------

GROSS PROFIT ...............................        3,155,284         3,009,900

OPERATING EXPENSES .........................        4,140,873         3,213,765
                                                 ------------      ------------

LOSS FROM OPERATIONS .......................         (985,589)         (203,865)

OTHER INCOME (EXPENSE)
     Other income ..........................           14,216             4,064
     Loss on disposition of equipment ......          (10,244)           (2,114)
     Interest expense ......................          (97,839)         (229,684)
                                                 ------------      ------------
NET LOSS BEFORE PROVISION
     FOR INCOME TAXES ......................       (1,079,456)         (431,599)
PROVISION FOR INCOME TAXES .................             (800)             (800)
                                                 ------------      ------------

NET LOSS ...................................     $ (1,080,256)     $   (432,399)
                                                 ============      ============

Net loss per share:
     Basic .................................     $      (0.05)     $      (0.02)
                                                 ------------      ------------
     Diluted ...............................     $      (0.05)     $      (0.02)
                                                 ------------      ------------

Weighted average common shares
   outstanding:
         Basic .............................       21,423,006        18,732,747
                                                 ------------      ------------
         Diluted ...........................       21,423,006        18,732,747
                                                 ------------      ------------

                (See accompanying notes to Financial Statements)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                             TOTAL
                                                                          STOCKHOLDERS'
                                PREFERRED       COMMON     ACCUMULATED      EQUITY
                                  STOCK         STOCK        DEFICIT       (DEFICIT)
                               -----------   -----------   -----------    -----------
Balance at December 31, 2003     1,673,599       506,605    (1,352,256)       827,948

Preferred stock issued -
   exercise of warrants ....         7,725          --            --            7,725

Discount on preferred stock
   warrant exercise ........         2,575          --            --            2,575

Common stock issued -
   exercise of stock options          --           4,483          --            4,483

Common stock issued for cash          --         337,500          --          337,500

Net loss ...................          --            --        (432,398)      (432,398)
                               -----------   -----------   -----------    -----------

Balance at December 31, 2004     1,683,899       848,588    (1,784,654)       747,833

Preferred stock issued -
   exercise of warrants ....         2,001          --            --            2,001

Common stock issued -
     for cash ..............          --          50,000          --           50,000

Common stock issued -
     for services ..........          --          43,750          --           43,750

Common stock issued -
     exercise of options ...          --           9,000          --            9,000

Net loss ...................          --            --      (1,080,256)    (1,080,256)
                               -----------   -----------   -----------    -----------

BALANCE AT DECEMBER 31, 2005   $ 1,685,900   $   951,338   $(2,864,910)   $  (227,672)
                               ===========   ===========   ===========    ===========

                (See accompanying notes to Financial Statements)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                            YEARS ENDED
                                                            DECEMBER 31,
                                                   ----------------------------
                                                       2005             2004
                                                   -----------      -----------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss ..............................     $(1,080,256)     $  (432,399)
       Allowance for bad debts ...............           3,000            3,000
       Depreciation and amortization .........          55,555           69,631
       Loss on disposition of equipment ......          10,244            2,114
       Accretion of discount attached to
          convertible note payable to
          stockholder ........................            --            113,626
       Issuance of common stock for
         services ............................          43,750             --
       (Increase) decrease in assets
         Accounts receivable .................        (845,575)         282,789
         Reserve due from factor .............            --            209,108
         Inventory ...........................         490,205          274,271
         Prepaid expenses ....................         (35,940)          (8,024)
         Deposits on inventory ...............          91,548          (75,029)
         Deposits ............................         (22,254)           5,000
         Loan costs ..........................         (15,798)            --
       Increase (decrease) in liabilities
         Accounts payable and
           accrued expenses ..................         795,299         (289,535)
                                                   -----------      -----------

NET CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES ....................        (510,222)         154,552
                                                   -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITES
     Purchase of property and equipment ......         (20,332)         (35,801)
     Investment in trademarks ................         (13,166)          (9,390)
                                                   -----------      -----------

NET CASH USED IN
     INVESTING ACTIVITIES ....................         (33,498)         (45,191)
                                                   -----------      -----------

                (See accompanying notes to Financial Statements)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                            YEARS ENDED
                                                            DECEMBER 31,
                                                    ---------------------------
                                                        2005           2004
                                                    ------------   ------------

CASH FLOWS FROM
     FINANCING ACTIVITIES
       Net payments to factor .................     $       --     $   (804,917)
       Net proceeds from bank lines
         of credit ............................           64,173        671,461
       Principal payments on convertible
          note payable to stockholder .........         (413,210)       (92,227)
       Net proceeds from issuance of
          convertible note payable ............          500,000           --
       Principal payments on
         capital lease ........................           (1,373)        (7,226)
       Proceeds from exercise of
         warrants .............................            2,001          7,725
       Discount on warrant exercise ...........             --            2,575
       Proceeds from exercise of
         stock options ........................            9,000          4,483
       Proceeds from issuance of
         common stock .........................           50,000        337,500
                                                    ------------   ------------
NET CASH PROVIDED BY
     FINANCING ACTIVITIES .....................          210,591        119,374
                                                    ------------   ------------

NET INCREASE (DECREASE) IN CASH ...............         (333,129)       228,735

CASH
     Beginning of year ........................          362,702        133,967
                                                    ------------   ------------

     END OF YEAR ..............................     $     29,573   $    362,702
                                                    ============   ============

Cash paid during the periods ending:
  Interest ....................................     $     97,839   $    116,057
  Income taxes ................................     $        800   $        800

                (See accompanying notes to Financial Statements)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Ironclad Performance Wear Corporation ("the Company") is incorporated in the state of California and is a manufacturer/wholesale distributor of task-specific work gloves for the industrial and construction trade to various distributors and retailers throughout the United States.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company places its cash with high credit quality institutions. The Federal Deposit Insurance Corporation (FDIC) insures cash accounts at each institution for up to $100,000. From time to time, the Company maintains cash in excess of the FDIC limit.

ACCOUNTS RECEIVABLE

    Trade receivables are carried at the original invoice amount less an estimate made for doubtful accounts. The allowance for doubtful accounts is based on management's regular evaluation of individual customer receivables and consideration of a customer's financial condition and credit history. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Interest is not charged on past due accounts.

INVENTORY

    Inventory is stated at the lower of average cost (which approximates first in, first out) or market and consists of finished goods. The Company regularly reviews its inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on management's estimated forecast of product demand and production requirements.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred.

TRADEMARKS

    The costs incurred to acquire trademarks, which are active and relate to products with a definite life cycle, are amortized on a straight-line basis over the estimated useful life of fifteen years. Trademarks, which are active and relate to corporate identification, such as logos, are not amortized. Pending trademarks are capitalized and reviewed monthly for active status.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LONG-LIVED ASSET IMPAIRMENT

    The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that the asset should be evaluated for possible impairment, the Company uses an estimate of the undiscounted net cash flows over the remaining life of the asset in measuring whether the asset is recoverable. Based upon the anticipated future income and cash flow from operations and other factors, relevant in the opinion of the Company's management, there has been no impairment.

REVENUE RECOGNITION

    The Company recognizes revenues when products are delivered to customers.

RETURNS POLICY

    The Company has a warranty policy that covers defects in workmanship. The Company also periodically accepts stock adjustments from certain customers. Stock adjustment returns are typically for new customers who are given the opportunity to `trade out' of a style of product that does not sell in their territory, usually in exchange for another product. Historically, warranty returns have averaged 1% a year and stock adjustment returns have averaged approximately 0.5% of gross sales. The Company records an estimate for these returns at the time of sale.

ADVERTISING AND MARKETING

    Advertising and marketing costs are expensed as incurred. Advertising expenses for the years ended December 31, 2005 and 2004 were $367,305 and $291,475, respectively.

SHIPPING AND HANDLING COSTS

    Freight billed to customers is recorded as sales revenue and the related freight costs as a cost of sales.

CUSTOMER CONCENTRATIONS

    One customer accounted for approximately 13% of net sales during the year ended December 31, 2005 and 12% during the year ended December 31, 2004. No other customer accounted for 10% or more of net sales during either year.

SUPPLIER CONCENTRATIONS

    One supplier, which is located overseas, accounted for approximately 82% and 72% of total purchases during the years ended December 31, 2005 and 2004, respectively.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK BASED COMPENSATION

    As of December 31, 2005, the Company had a stock-based employee compensation plan which is more fully described in Note 6. The Company currently accounts for its stock-based compensation plan using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Since the Company is not required to adopt the fair value based recognition provisions prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), it has elected only to comply with the statement's disclosure requirements.

    Pro forma information regarding net income as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123 is presented below. The fair value of these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following range of assumptions:

                                            December 31,
                           -------------------------------------------
                                   2005                  2004
  ------------------------ --------------------- ---------------------
  Risk free interest rate      4.0% - 4.3%           3.4% - 4.5%
  ------------------------ --------------------- ---------------------
  Dividends                         -                     -
  ------------------------ --------------------- ---------------------
  Volatility factor                146%                  177%
  ------------------------ --------------------- ---------------------
  Expected life                2 - 4 years           3 - 4 years
  ------------------------ --------------------- ---------------------

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying SFAS No. 123 for the purpose of providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years, due to the impact of the staggered vesting periods of the Company's stock option grants.

                                                           DECEMBER 31,
                                                       2005            2004
                                                   -----------      -----------
Net loss applicable to
     common shares as reported ...............     $(1,080,256)     $  (432,399)

Less:  Total stock-based employee
      compensation expense determined
      under Black-Scholes option pricing
      model, net of tax effects ..............         142,960          134,427
                                                   -----------      -----------

Pro forma net loss ...........................     $(1,223,216)     $  (566,826)
                                                   ===========      ===========

Net loss per share - as reported:
      Basic ..................................     $     (0.05)     $     (0.02)
      Diluted ................................     $     (0.05)     $     (0.02)

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net loss per share - pro forma:
     Basic ....................................    $     (0.06)     $     (0.03)
     Diluted ..................................    $     (0.06)     $     (0.03)

LOSS PER SHARE

    The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

    The  following   potential   common  shares  have  been  excluded  from  the
    computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:

                                                    FOR THE YEARS
                                                  ENDED DECEMBER 31,
                                                 2005           2004
                                              ----------     ----------
         Options outstanding
           under the Company's
           stock option plan ............      5,989,032      4,099,032
         Series A Warrants ..............        505,437      1,346,187
         Series B Warrants ..............         21,667         21,667
         Common Stock Warrants ..........      1,208,393      1,208,393
         Convertible Preferred Stock ....     14,513,313     14,439,061

INCOME TAXES

    Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the basis of the allowance for doubtful accounts, accumulated depreciation and amortization, accrued payroll and net operating loss carryforwards for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

    Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

USE OF ESTIMATES

    The preparation of financial statements requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, inventory obsolescence, allowance for returns and the estimated useful lives of long-lived assets.

RECENT ACCOUNTING PRONOUNCEMENTS

    SFAS NO. 123R
    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 123 Revised "Share-Based Payment," "SFAS 123R." The statement eliminates the alternative to account for stock-based compensation using APB 25 and requires such transactions be recognized as compensation expense in the statement of operations based on their fair values on the date of the grant, with the compensation expense recognized over the period in which a grantee is required to provide service in exchange for the stock award. The Company will adopt this statement for the year ended December 31, 2006. The Company has not yet evaluated the impact of adopting SFAS 123R.

    SFAS NO. 151
    In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight and rehandling costs may be so abnormal as to require treatment as current period charges." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact of the Company's financial statements.

    SFAS NO. 152
    In March 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No 66, Accounting for Sales of Real Estate, " for real estate time-sharing transactions. SFAS No. 152 amends Statement No 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

    SFAS NO. 153
    In March  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
    Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after March 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

    SFAS NO. 154
    In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" an amendment to Accounting Principles Bulletin (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" though SFAS No. 154 carries forward the guidance in APB No. 20 and SFAS No.3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors. SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.

    FIN NO. 47
    In March 2005, the FASB issued FASB Interpretation (FIN No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies the meaning of the term conditional asset retirement obligation as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" and clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company's financial statements.

    SFAS NO. 155
    In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" and SFAS No. 140,"Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. Management does not expect adoption of SFAS No. 155 to have a material impact on the Company's financial statements.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

    SFAS NO. 156
    In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS NO. 156"), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. Management does not expect adoption of SFAS No. 156 to have a material impact on the Company's financial statements.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005:

                                                           December 31,
                                                              2005
                                                          ------------

         Computer hardware and software ...............   $    162,996
         Furniture and equipment ......................         72,761
         Automobile ...................................         42,230
                                                          ------------
                                                               277,987
         Less accumulated depreciation ................       (218,645)
                                                          ------------
         PROPERTY AND EQUIPMENT, NET ..................   $     59,342
                                                          ============

Depreciation expense for the years ended December 31, 2005 and 2004 was $54,173 and $69,074, respectively.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 3 - TRADEMARKS

Trademarks consisted of the following at December 31, 2005:

                                                           December 31,
                                                               2005
                                                          ------------
         Trademarks ...................................   $     56,382
         Less: Accumulated amortization ...............         (2,772)
                                                          ------------

         TRADEMARKS, NET ..............................   $     53,610
                                                          ============

Amortization expense was $1,382 and $557 for the years ended December 31, 2005 and 2004, respectively. The Company expects to amortize $1,686 in each of the next five years.


NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at December 31, 2005:

         Accounts payable ...............................    $1,013,165
         Accrued inventory ..............................       230,404
         Accrued bonus ..................................       300,000
         Accrued expenses - other .......................       337,968
                                                             ----------

         TOTAL ACCOUNTS PAYABLE AND ACCRUED EXPENSES ....    $1,881,537
                                                             ==========

NOTE 5 - BANK LINES OF CREDIT

In 2003, the Company maintained a factoring agreement with its third party bank whereby it assigned certain of its accounts receivables with full recourse. The Company could borrow 75% against outstanding accounts receivable, up to $1,000,000, and was required to maintain a funded reserve equal to 25% of the outstanding accounts receivable. All assets of the Company secured amounts borrowed under the terms of this agreement and were personally guaranteed by an officer of the Company. Interest on outstanding balances accrued at 18% per annum and matured in February 2004. In March 2004, the Company renewed this factoring agreement under the same terms, but with an interest rate of 15%. In
May 2004, the bank modified the agreement changing from a funded reserve basis to a net funds employed basis (asset based).

All other terms remained the same. In March 2005, the Company renewed its Asset Based Loan Agreement with the bank at an interest rate of prime plus 3%. This agreement did not contain any financial covenants and matures in April 2006. The balance at December 31, 2005 and December 31, 2004 was $709,999 and $620,179, respectively.

The Company also has a $250,000 revolving line of credit with this bank. The Company may borrow 30% against its eligible inventory, up to $250,000. All assets of the Company secure amounts borrowed under the terms of this agreement and are personally guaranteed by an officer of the Company. Interest on outstanding loan balances accrued at the same rates as noted above, currently prime plus 3%, and matures on April 30, 2006. The balance at December 31, 2005 and December 31, 2004 was $151,613 and $177,260, respectively.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 5 - BANK LINES OF CREDIT (Continued)

In conjunction with the Loan Agreements noted above, the Company was required to maintain certain financial covenants. At December 31, 2004 the Company was in compliance with all of its bank covenants except the cumulative profit covenant. On March 24, 2005, the bank waived this covenant violation that existed as of December 31, 2004.

Interest expense paid to this bank was $60,441 and $61,236 during the years ended December 31, 2005 and 2004, respectively.

NOTE 6 - NOTE PAYABLE TO STOCKHOLDER

A previous promissory note which was payable to the Company's majority stockholder ("related party"), with a principal balance of $505,437 was rolled into a new note on December 31, 2003. The interest rate on the new note was 8% per annum and was secured by all assets of the Company. The interest expense for the years ending December 31, 2004 and 2005 was $35,946 and $572, respectively.

All outstanding principal and unpaid interest was due on December 31, 2004. Amounts payable to the stockholder are subordinated to lines of credit to a third party bank. (See Note 5) The outstanding balance of this note was $413,210 at December 31, 2004. This note was paid in full during January 2005.

In connection with this note, a five year warrant exercisable into 505,437 shares of the Company's Series A convertible preferred stock at a per share exercise price of $0.10 valued at $146,577 and a five year warrant exercisable for 279,173 shares of the Company's common stock at a per share exercise price of $0.15 valued at $80,960 were issued on December 31, 2003 and remain outstanding at December 31, 2004 and December 31, 2005. (See Note 7)

Where the Company has issued notes payable with detachable warrants, the Company allocates the proceeds between the note payable and the warrants using the relative fair value of the individual elements at the time of issuance. The relative fair value of the warrants is recorded as a debt discount. The total debt discount is amortized to interest expense over the redemption period of the note payable.

The fair value of the detachable warrants was estimated at the date of issuance using the Black-Scholes pricing model with the assumptions of a 177% volatility rate, 5 year expected life, zero dividends and a risk free interest rate ranging between 3.22% and 3.25%. Interest expense for the fair value allocated to the warrants was $113,625 for the year ending December 31, 2004. There was no expense in 2005.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 7 - STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

At December 31, 2005, convertible preferred stock consisted of the following:

                               LIQUIDATION          SHARES
                               DESIGNATED         OUTSTANDING         PREFERENCE
                               -----------        -----------        -----------

Series A ..............         23,000,000         13,918,743        $ 1,071,743

Series B ..............          3,666,666            594,570            178,371
                               -----------        -----------        -----------

                                26,666,666         14,513,313        $ 1,250,114
                               ===========        ===========        ===========

   Significant terms of the convertible preferred stock are as follows:

    - Each share is convertible, at the option of the shareholder or the Company, into common stock as is determined by dividing the original purchase price by the liquidation preference (subject to adjustments for events of dilution and certain other events). Each share of preferred stock will automatically be converted into common stock upon the closing of a public offering in excess of $20 million at a price equal to or greater than $5.00 per share.

   - Each holder of Series A Preferred or Series B Preferred shall be entitled to that number of votes equal to that number of shares of Common Stock into which each share of Series A Preferred or Series B Preferred could be converted and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

   - In the event of a liquidation, dissolution or winding up of the Company, where the liquidation value is $8,040,000 or more, after payment of the debts and other liabilities of the Company, the preferred shareholders of Series A and Series B shall receive an amount equal to $0.077 and $0.030 per share, respectively, plus an amount equal to all declared but unpaid dividends on each share.

   - Holders of preferred stock Series A and B are entitled to annual noncumulative dividends when and if declared by the Board of Directors, before any dividends are declared on common stock. No dividends have been declared to date.

PREFERRED STOCK TRANSACTIONS

    - On January 30, 2004, the Company issued 3,900 shares of Series A Convertible Preferred Stock pursuant to the exercise of 3,900 warrants to purchase the Company's Series A Convertible Preferred Stock at an exercise price of $0.05775 per share.

    - The 3,900 shares outlined above were exercised at a 25% discount resulting in a total price differential of $75. This amount was booked as Other Expense in 2004 with the offset in Additional Paid In Capital in the same time period.

    - On January 30, 2004, the Company issued 33,333 shares of Series B Convertible Preferred Stock pursuant to the exercise of 33,333 warrants to purchase the Company's Series B Convertible Preferred Stock at an exercise price of $0.225 per share.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


   NOTE 7 - STOCKHOLDERS' EQUITY (Continued)

    - The 33,333 shares outlined above were exercised at a 25% discount resulting in a total price differential of $2,500. This amount was booked as Other Expense in 2004 with the offset in Additional Paid In Capital in the same time period.

    - On February 14, 2005 the Company issued 48,272 shares of Series A Convertible Preferred Stock pursuant to the cashless exercise provision of a warrant to purchase 64,940 shares of the Company's Series A Convertible Preferred Stock at an exercise price of $0.077 per share.

    - On September 12, 2005, the Company issued 25,980 shares of Series A Convertible Preferred Stock pursuant to the exercise of 25,980 warrants to purchase the Company's Series A Convertible Preferred Stock at an exercise price of $0.077 per share.

COMMON STOCK TRANSACTIONS

    - Between January 30, 2004 and December 6, 2004, the Company issued 29,886 shares of common stock for cash of $4,483 pursuant to the exercise of stock options under our 2000 Stock Option Plan.

    - On December 31, 2004, the Company issued 2,250,000 shares of common stock for cash of $337,500 pursuant to the sale of common stock at $0.15 per common share.

    - Between January 18, 2005 and January 21, 2005, the Company issued 333,333 shares of common stock for cash of $50,000 pursuant to the sale of common stock at $0.15 per common share

    - Between May 6, 2005 and September 20, 2005 the Company issued 291,666 shares of common stock to a human resources recruiting firm in exchange for services. The services were valued at $43,750, and were based on the last sale price of common stock.

    - In December 2005 the Company issued 60,000 shares of common stock for cash of $9,000 pursuant to the exercise of stock options under our 2000 Stock Option Plan.

STOCK WARRANTS

   Stock warrants to purchase shares of the Company's common and preferred stock have been issued to individual and corporate investors. All common and preferred stock warrants have a five-year term and expire at various dates through December 31, 2008, with the exception of one grant for 100,000 common stock warrants which has no expiration date, and all shall be exercisable as determined by the Board of Directors.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 7 - STOCKHOLDERS' EQUITY (Continued)

   A summary of common and preferred stock warrant activity is as follows:

          COMMON STOCK
                                                                   WEIGHTED
                                                                   AVERAGE
                                                      NUMBER       EXERCISE
                                                    OF SHARES       PRICE
                                                    ----------    ----------

         Warrants outstanding December 31, 2003 .    1,532,393    $     0.09

         Warrants expired .......................     (324,000)         0.08
                                                    ----------    ----------

         Warrants outstanding December 31, 2004 .    1,208,393          0.10
                                                    ----------    ----------


         WARRANTS OUTSTANDING DECEMBER 31, 2005 .    1,208,393    $     0.10
                                                    ==========    ==========


          PREFERRED STOCK
                                      SERIES A                  SERIES B
                               -----------------------   -----------------------
                                            WEIGHTED-                 WEIGHTED-
                                             AVERAGE                   AVERAGE
                                NUMBER       EXERCISE     NUMBER       EXERCISE
                               OF SHARES      PRICE      OF SHARES      PRICE
                               ---------    ----------   ----------   ----------
Warrants outstanding
    December 31, 2003 .....    1,350,087    $     0.09       55,000   $     0.30

Warrants exercised ........       (3,900)         0.08      (33,333         0.30
                               ---------    ----------   ----------   ----------

Warrants outstanding
    December 31, 2004 .....    1,346,187          0.09       21,667         0.30

Warrants exercised ........      (90,920)         0.08         --           --
Warrants expired ..........     (749,830)         0.08         --           --
                              ----------    ----------   ----------   ----------

WARRANTS OUTSTANDING
   DECEMBER 31, 2005 ......      505,437    $     0.10       21,667   $     0.30
                              ==========    ==========   ==========   ==========

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 7 - STOCKHOLDERS' EQUITY (Continued)

Additional information regarding common and preferred stock warrants outstanding as of December 31, 2005 is as follows:

           COMMON STOCK

                      EXERCISE             NUMBER             NUMBER
                       PRICE            OUTSTANDING        EXERCISABLE
                     ---------         -------------      -------------

                       $ 0.08                929,220            929,220

                       $ 0.15                279,173            279,173
                                       -------------      -------------

                                           1,208,393          1,208,393
                                       =============      =============

           PREFERRED STOCK

                             SERIES A                  SERIES B
                      -----------------------   -----------------------
          EXERCISE      NUMBER      NUMBER        NUMBER      NUMBER
           PRICE     OUTSTANDING  EXERCISABLE  OUTSTANDING  EXERCISABLE
         ----------   ----------   ----------   ----------   ----------
         $     0.10      505,437      505,437         --           --

         $     0.30         --           --         21,667       21,667
                      ----------   ----------   ----------   ----------

                         505,437      505,437       21,667       21,667
                      ==========   ==========   ==========   ==========

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 7 - STOCKHOLDERS' EQUITY (Continued)

STOCK INCENTIVE PLAN

   The Company has reserved 7,000,000 shares of its common stock for issuance to employees, directors and consultants under the 2000 Stock Incentive Plan ("the Plan"). Under the Plan, options may be granted at prices not less than the fair market value of the Company's common stock at the grant date. Options generally have a ten-year term and shall be exercisable as determined by the Board of Directors.

   A summary of stock option activity is as follows:

                                                                       WEIGHTED-
                                                                        AVERAGE
                                                        NUMBER OF      EXERCISE
                                                          SHARES         PRICE
                                                        ----------    ----------

Outstanding, December 31, 2003 ......................    2,858,367    $     0.15

     Granted ........................................    1,515,000          0.15
     Exercised ......................................      (29,886)         0.15
     Cancelled/Expired ..............................     (244,449)         0.15
                                                        ----------    ----------

Outstanding, December 31, 2004 ......................    4,099,032          0.15

     Granted ........................................    2,290,000          0.15
     Exercised ......................................      (60,000)         0.15
     Cancelled/Expired ..............................     (340,000)         0.15
                                                        ----------    ----------

Outstanding, December 31, 2005 ......................    5,989,032    $     0.15
                                                        ==========    ==========

Exercisable at December 31, 2005 ....................    3,778,419    $     0.15
                                                        ==========    ==========



The following table summarizes information about stock options outstanding at December 31, 2005:

                                WEIGHTED-
                                 AVERAGE      WEIGHTED-               WEIGHTED-
  RANGE OF                      REMAINING     AVERAGE                  AVERAGE
  EXERCISE        NUMBER       CONTRACTUAL    EXERCISE      NUMBER     EXERCISE
    PRICE       OUTSTANDING    LIFE (YEARS)    PRICE     EXERCISEABLE    PRICE
-------------   -----------    -----------    --------   ------------  ---------
$0.08 - $0.15    5,989,032         7.27        $0.15       3,778,419     $0.15


The weighted-average fair value of the options granted during the years ended December 31, 2005 and 2004 was $0.12 and $0.09, respectively.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 8 - INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2005 and 2004 consisted of the following:

                                                     2005        2004
                                                   --------    --------

         Current ..............................    $    800    $    800
         Deferred .............................        --          --
                                                   --------    --------

                                                   $    800    $    800
                                                   ========    ========


The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2005 and 2004 as follows:

                                                           2005         2004
                                                         --------     --------

         Statutory regular federal income benefit rate      (34.0)%      (34.0)%
         State income taxes, net of federal benefit ..       (5.9)        (5.9)
         Change in valuation allowance ...............       39.6         39.6
         Other .......................................        0.3          0.3
                                                         --------     --------

         Total .......................................        - %          - %

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2005 are presented below:

         Deferred Tax Assets:
               Net operating loss carryforward ........      $ 632,283
               Reserve for returns ....................         39,413
               Allowance for doubtful accounts ........          8,996
               Accrued vacation .......................         27,889
               Inventory reserve ......................         13,709
               Contribution carryover .................          2,600
               Current year state tax .................            272
               Accrued bonus ..........................        128,520
               Less valuation allowance ...............       (791,427)
                                                             ---------

               Total Deferred Tax Assets ..............         62,255
                                                             ---------

         Deferred Tax Liability
               State taxes ............................        (62,255)
                                                             ---------

         NET DEFERRED TAX ASSETS ......................      $    --
                                                             =========

The valuation allowance increased by $409,773 during the year ended December 31, 2005.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 8 - INCOME TAXES (continued)

differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize all of the benefits of these deductible, differences, however the Company chooses to provide a 100% valuation allowance against its deferred tax asset.

As of December 31, 2005, the Company had unused federal and state contribution carryovers of $6,068 that expire in 2009 through 2010.

As of December 31, 2005, the Company had unused federal and state net operating loss carryforwards available to offset future taxable income of $2,444,000 and $2,485,000, respectively, that expire between 2009 and 2025.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

LEASES
The Company leased its corporate office and warehouse under the terms of a non-cancelable operating lease, which expired September 30, 2005. Rent expense charged to operations under this operating lease was $68,551 and $71,478 for the years ended December 31, 2005 and 2004, respectively.

On September 30, 2005, the lease for the corporate office and warehouse expired and the Company incurred a penalty for holdover of the lease of $3,831 through November 7, 2005. The Company relocated to a temporary facility for the remainder of the year. Rent expense for the balance of the year for this temporary facility was $13,500.

The Company has entered into a new five-year office/warehouse lease commencing in May 2006.

The Company leased an office in Minnesota under the terms of a non-cancelable operating lease which expired June 30, 2005. Rent expense charged to operations under this lease was $6,880 and $11,177 for the years ended December 31, 2005 and 2004, respectively. The Company did not renew the lease after June 30, 2005.

The Company has various non-cancelable operating leases for office equipment expiring through April 6, 2010. Equipment lease expense charged to operations under these leases was $8,355 and $29,431 for the years ended December 31, 2005 and 2004, respectively.

Future minimum rental commitments under these non-cancelable operating leases for years ending December 31 are as follows:

                   Year        Facility       Equipment         Total
                 --------      --------        --------        --------
                   2006        $105,178        $  7,829        $113,007
                   2007         124,590           7,204         131,794
                   2008         128,325           7,204         135,529
                   2009         132,175           6,874         139,049
                   2010         136,145           1,471         137,616
                               --------        --------        --------
                               $626,413        $ 30,582        $656,995
                               ========        ========        ========

In June 2005, the Company entered into a capital lease for certain equipment valued at $9,201 that has monthly payments of $345 and expires in May 2008. Depreciation expense for the year ended December 31, 2005 was $1,373 leaving a net capitalized value of $7,828.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

EMPLOYMENT CONTRACT

     The Company is obligated under an employment contract for one of its key executives whereby the Company will pay a $200,000 severance package over a twelve-month period if termination occurs without cause, subject to a release and non-compete agreement.

GENERAL RELEASE AGREEMENT

     The Company had signed a General Release Agreement whereby the Company had agreed to act as the broker and find purchasers for shares of the Company's common stock, owned by a former employee, by March 22, 2005. Under the terms of this agreement, the Company was obligated to pay the former employee $223,811, less proceeds from an insurance policy and any amounts paid by the purchasers of the common stock. This Agreement was subsequently satisfied in accordance with its terms without the Company having to make any payment to the former employee.


NOTE 10 - NOTE PAYABLE AND CONTINGENT LIABILITY

     In October 2005, the Company obtained short term debt financing with Westrec Capital Parters, LLC. The amount of the note is $500,000 with an interest rate set at the higher of (a) the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street Journal, as adjusted on a daily basis, plus eight and one-quarter percent (8.25%) per annum, or (b) 15.00% per annum, in either case compunded annually. It matures at the earlier of 180 days or when the Company receives an aggregate of $500,000 from the sale of its equity securities. This note also provides that subsequent to the contemplated merger of the Company with a Parent Public Company, a common stock warrant shall be issued to the Lender, exercisable for 300,000 shares multiplied by a fraction, the numerator of which is $1.00 and the denominator of which is the lesser of (a) the Reverse Merger Price or (b) the lowest equity price of the Company's stock sold between the issuance and due date of the note. Failure to complete the contemplated merger will obligate the Company to buy back the warrant obligation for $75,000 at the Lenders request.

NOTE 11 - SUBSEQUENT EVENTS

     The Company's lines of credit with its bank are set to mature on April 30, 2006.

                      IRONCLAD PERFORMANCE WEAR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SUBSEQUENT EVENTS (Continued)

   On January 13, 2006 the Company issued 108,028 shares of common stock to an investment banking firm in exchange for services. The services were valued at $35,000, and were based on a pre-merger expected valuation of $0.32 per common share.

   On March 10, 2006 the Company issued 1,566,402 shares of common stock for cash of $507,500 pursuant to a subscription-based sale at $0.32 per common share.

   On March 31, 2006 the Company issued 21,185 shares of common stock to a consultant in exchange for services. The services were valued at $6,779, and were based on a pre-merger expected valuation of $0.32 per common share. In May 2006 the Company employed this consultant as its Chief Financial Officer.

   On May 2, 2006, an existing shareholder of the Company identified the existence of two warrants to purchase 1,200,000 shares and 1,083,333 shares of the common stock of the Company (an aggregate of 2,283,333 shares) at exercise prices equal to $0.05 and $0.06, respectively, purportedly issued in June 2002 to an entity owned by the shareholder.

   The shareholder has not raised any definitive claim, however, in the event that the shareholder determines to present the purported warrants for exchange pursuant to the terms of the Merger Agreement, or for exercise, we intend to reject any such action and expect to defend any purported claim vigorously.

   If a definitive claim is brought by the shareholder, and to the extent the shareholder is successful in the claim, we have agreed to cause the issuance of additional shares of our common stock to each of the investors in the Private Placement, and to each the holders of our shares issued and outstanding immediately prior to the Merger on a pro rata basis, in such a manner and in such amounts as will be necessary to adjust their respective ownership of our common stock as of the closing of the Private Placement and Merger for any dilution caused by the issuance of the warrants or any shares thereunder.